UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): September 27, 2024

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR 97756
(Address of principal executive offices and zip code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 27, 2024, Expion360 Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) during which the Company’s stockholders voted on seven proposals. There were 7,576,947 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), outstanding on August 5, 2024, the record date for the Annual Meeting. At the Annual Meeting, 4,360,698 shares of Common Stock were present in person or represented by proxy.

The following tables set forth the final results of the voting for the seven proposals voted upon at the Annual Meeting. These matters are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 30, 2024.

Proposal 1: The stockholders elected five directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term of office expiring at the annual meeting of stockholders to be held in 2025 and until their successors have been elected and qualified, or until their death, resignation, or removal. The following sets forth the results of the voting with respect to each director nominee:

Name of Director	For	Withheld	Broker Non-Votes
Paul Shoun	2,585,087	172,805	1,602,806
Brian Schaffner	2,571,982	185,910	1,602,806
Steven M. Shum	2,571,242	186,650	1,602,806
George Lefevre	547,785	2,210,107	1,602,806
Tien Nguyen	580,730	2,177,162	1,602,806

Proposal 2: The stockholders ratified the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The following sets forth the results of the voting with respect to the proposal:

For	Against	Abstain	Broker Non-Votes
4,038,886	118,023	203,789	--

Proposal 3: The stockholders approved and adopted an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock by one of several ratios between 1-for-50 and 1-for-100 at any time within one year after stockholder approval is obtained, with the timing of the amendment and the exact reverse stock split ratio to be determined in the sole discretion of the Board (the “Reverse Stock Split Proposal”). The following sets forth the results of the voting with respect to the proposal:

For	Against	Abstain	Broker Non-Votes
3,622,846	556,583	181,269	--

Proposal 4: The stockholders did not approve and adopt an amendment to the Company’s Articles of Incorporation to reduce the number of authorized shares of the Company’s capital stock, Common Stock and Preferred Stock, in each case, by one of several percentages between 20% and 80% at any time within one year after stockholder approval is obtained, with the timing of the amendment and the exact percentage to be determined in the sole discretion of the Board, if, and only if, the Reverse Stock Split Proposal is approved and implemented (the “Authorized Share Reduction Proposal”). The following sets forth the results of the voting with respect to the proposal:

For	Against	Abstain	Broker Non-Votes
3,768,042	401,574	191,082	--

Proposal 5: The stockholders approved, in accordance with Nasdaq listing rule 5635(d), the issuance of the Series A warrants to purchase Common Stock in connection with an offering and sale of securities of the Company that was consummated on August 8, 2024, if, and only if, the Reverse Stock Split Proposal is approved and implemented (the “Series A Warrant Proposal”). The following sets forth the results of the voting with respect to the proposal:

For	Against	Abstain	Broker Non-Votes
2,532,377	215,315	10,200	1,602,806

Proposal 6: The stockholders approved, in accordance with Nasdaq listing rule 5635(d), the issuance of the Series B Warrants to purchase Common Stock in connection with an offering and sale of securities of the Company that was consummated on August 8, 2024, if, and only if, the Reverse Stock Split Proposal is approved and implemented (the “Series B Warrant Proposal”). The following sets forth the results of the voting with respect to the proposal:

For	Against	Abstain	Broker Non-Votes
2,531,680	206,015	20,197	1,602,806

Proposal 7: The stockholders approved one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Authorized Share Reduction Proposal, the Series A Warrant Proposal or the Series B Warrant Proposal if there are not sufficient votes at the Annual Meeting to approve and adopt the Reverse Stock Split Proposal, the Authorized Share Reduction Proposal, the Series A Warrant Proposal or the Series B Warrant Proposal. The following sets forth the results of the voting with respect to the proposal:

For	Against	Abstain	Broker Non-Votes
3,751,600	419,567	189,531	--

No other matters were presented for consideration or stockholder action at the Annual Meeting.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: September 27, 2024	By:	/s/ Brian Schaffner
	Name:	Brian Schaffner
	Title:	Chief Executive Officer